UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  January 26, 2007


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware               1-8400             75-1825172
(State of Incorporation) ( Commission File Number)  (IRS Employer
                                                  Identification No.)


4333 Amon Carter Blvd.   Fort Worth, Texas             76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01.  Other Events.

On January 26, 2007, AMR Corporation (the Company) completed its previously announced public offering of 13,000,000 shares of the Company's common stock, par value $1.00 per share (the Common Stock), at an offering price to the public of $38.70 per share. The Company has granted Credit Suisse Securities (USA) LLC, acting on behalf of itself and the underwriters named in the Underwriting Agreement dated January 22, 2007, a 30-day option to purchase up to 1,950,000 additional shares of Common Stock to cover over-allotments, if any.

The shares of Common Stock were issued pursuant to the Company's shelf registration statement on Form S-3 (File Nos. 333-136563 and 333-136563-01), which became effective upon filing with the Securities and Exchange Commission on August 11, 2006.



                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  January 29, 2007